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                                                                   EX-99.B11
                                                                   Exhibit 24B11



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A) (No. 33-40991) of Delaware Pooled Trust, Inc. of our reports dated December 1, 1997, included in the 1997 Annual Reports to shareholders.


                                                           /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 19, 1997


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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc.

We have audited the accompanying statements of net assets of Delaware Pooled Trust, Inc. (comprising, respectively, The Defensive Equity Portfolio, The Aggressive Growth Portfolio, The Real Estate Investment Trust Portfolio, The Fixed Income Portfolio, The High-Yield Bond Portfolio, The International Equity Portfolio, The Labor Select International Equity Portfolio, The Emerging Markets Portfolio, The Global Equity Portfolio, The Global Fixed Income Portfolio, and The International Fixed Income Portfolio) (the "Fund") as of October 31, 1997, and the related statements of operations, the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting Delaware Pooled Trust, Inc. at October 31, 1997, and the results of their operations, the changes in their net assets and their financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 1, 1997


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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Pooled Trust, Inc. - The Limited-Term Maturity Portfolio

We have audited the accompanying statement of assets and liabilities of Delaware Pooled Trust, Inc. - The Limited-Term Maturity Portfolio as of October 31, 1997. This statement of assets and liabilities is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Delaware Pooled Trust, Inc. - The Limited-Term Maturity Portfolio at October 31, 1997, in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 1, 1997